EXHIBIT 99.1

                 IA GLOBAL, INC. NAMES MARK E. SCOTT AS DIRECTOR

IA Global, Inc. (AMEX: IAO) today announced that it has named Mark E. Scott to its Board of Directors. Mr. Scott is the current Chief Financial Officer of the company. Most recently, Mr. Scott served as Executive Vice President-Finance and Chief Financial Officer of Digital Lightwave, a publicly-traded provider of optic networking products and technologies located in Clearwater, Florida. Previously, Mr. Scott was the Chief Financial Officer of Network Access Solutions Corporation, a publicly-traded broadband solutions provider headquartered in Herndon, Virginia. Prior to Network Access Solutions, Mr. Scott was the Chief Financial Officer and Vice President, Finance of Teltronics, Inc., a Sarasota, Florida-based international manufacturer of telephone switching systems and software. A seasoned financial executive, Scott's previous experience includes several mergers and acquisitions, international, debt and equity financing, as well as the implementation of a variety of management information systems. Mr. Scott is a Certified Public Accountant and holds a B.A. in Accounting from the University of Washington.

ABOUT IAGLOBAL INC.

IA Global, Inc. is a technology, media and entertainment company. Through our 67% equity interest in Fan Club Entertainment Co., Ltd., a privately held Japanese company, we provide advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., an affiliated company which has recently signed a 5-year agreement with Marvel Entertainment Inc. and Marvel Characters Inc. to manage their fan club in Japan. In addition, we are developing an Internet acceleration product and service that uses a combination of highly advanced and proven compression and caching technologies to increase delivery of Internet and e-mail data to the end-user by an average of between 4-6 times. We recently formed a joint venture company in Australia named QuikCAT Australia to market and distribute our internet acceleration software service in the Australia and New Zealand markets.

For further information, contact:
Mark Scott
CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA. 94010
Phone:650-685-2402
Fax: 650-685-2404
Email: hirai@iaglobalinc.com
WebSite: www.iaglobalinc.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K AND FORMS 10-Q AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.